Exhibit 99.1

iPic® Entertainment Announces Third Quarter 2018 Results

Company completes all five planned remodels ahead of holiday blockbuster season

BOCA RATON, FL (Globe Newswire) – November 6, 2018 – iPic® Entertainment Inc. (“iPic” or the “Company”) (NASDAQ: IPIC), America’s premier luxury restaurant-and-theater brand, today reported financial results for the third quarter ended September 30, 2018.

Hamid Hashemi, Founder & Chief Executive Officer of iPic® Entertainment, commented, “We successfully completed all five of our planned remodels in time for the holiday blockbuster season, although lost screen capacity related to three remodels executed during the third quarter had a negative impact on our performance. Nevertheless, our strategy of remodeling Generation I legacy locations into Generation III designs is proving successful as the two conversions that were completed in April are experiencing 15% relative sales lifts and we expect that they will achieve annual returns in excess of our 20% ROIC goal.”

Financial Results

The Company reported third quarter results, ended September 30, 2018, including:

●	Total revenue of $31.7 million.
●	Comparable-store sales decrease of 0.6% compared to a decrease of 16.0% in prior year quarter, including approximately 5.0% of lost capacity as a result of closed auditoriums from the Company’s three remodels that were completed in October.
●	Net loss of $(12.1) million, inclusive of $272,000 in stock-based compensation.
●	Store-level EBITDA* of $1.5 million.
●	EBITDA* loss of $(3.3) million.
●	Adjusted EBITDA* loss of $(2.8) million.

* Store-level EBITDA, EBITDA, and Adjusted EBITDA are non-GAAP measures. Reconciliations of store-level EBITDA, EBITDA and adjusted EBITDA to net income (loss), the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Non-GAAP Financial Measures.”

Comparable-store Sales Methodology Change

iPic has changed the way in which it calculates its comparable-store sales to now include 100% of its revenue. The Company’s prior calculation method excluded most revenue that was not directly associated with on-site theater box-office sales and/or food-and-beverage sales; and thus, it excluded iPic’s growing net revenue streams associated with membership fees and sponsorship income. iPic believes including all of its revenues within its comparable-store sales calculation provides better insight into the overall health of the business. The below table shows the Company’s comparable-store sales calculations for 2017 and 2018 year-to-date using the prior calculation method and new calculation method.

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018
Previous Method	-1.8%	-4.3%	-16.5%	-7.9%	-7.7%	-5.1%	6.9%	-4.1%
New Method	-1.4%	-3.2%	-16.0%	-12.4%	-8.5%	-2.8%	9.2%	-0.6%

Fourth Quarter and Full Year 2018 Financial Outlook

Fourth Quarter 2018

For the quarter ending December 31, 2018, the Company is providing the following outlook:

●	Total revenue of $34.5 million to $36.5 million.
●	Comparable-store sales decrease of (5.0)% to 0.0%, inclusive of an estimated 150 basis points of negative impact on screen capacity due to three remodels under construction during October that have since been completed.
●	Store-level EBITDA, a non-GAAP measure, of $4.0 million to $6.0 million.
●	General and administrative expenses, excluding stock-based compensation, of $4.5 million to $5.5 million.
●	Adjusted EBITDA, a non-GAAP measure, loss of $(1.0) million to $1.0 million.

Full Year 2018

For the year ending December 31, 2018, iPic is updating its annual outlook to the following guided ranges. This updated outlook reflects its performance through the third quarter of 2018 along with the Company’s aforementioned expectations for the fourth quarter of 2018, including an estimated 150 basis points of negative impact on full-year screen capacity due to the impact of a one deferred remodel plus two additional remodels (for a total five remodels), compared to initial plans.

●	Total revenue of $141 million to $143 million.
●	Comparable-store sales growth of 0.0% to 1.0%, inclusive of an approximate 150 basis points of negative impact on screen capacity during the year due to a combination of two additional remodels plus one deferred remodel compared to initial plans.
●	Store-level EBITDA, a non-GAAP measure, of $13.5 million to $15.5 million.
●	General and administrative expenses, excluding stock-based compensation, of $18.0 million to $19.0 million.
●	Adjusted EBITDA, a non-GAAP measure, loss of $(5.0) million to $(3.0) million.
●	Five remodels of existing locations with Generation I auditoriums, of which all have been completed to date.
●	Capital expenditures of $20.0 million to $25.0 million, net of tenant improvement dollars.

Key Strategic Initiatives

iPic is executing four key strategic initiatives in order to meaningfully improve its top and bottom-line results over time and create long-term value for stockholders.

1.	Improving Profitability from Existing Locations:
●	A key revenue driver remains completing the remodeling of the Company’s Generation I legacy locations into Generation III designs that, among other things, will include the installation of predominately Premium-Plus seating composed of iPic’s latest Patented Pod Seats. Premium-Plus seating currently comprises approximately 35% of seating at our two remaining Generation I auditorium locations that are expected to be remodeled in 2019.
●	iPic completed five remodels in 2018 starting with Scottsdale, AZ and Pasadena, CA completed in April, followed by Austin and Dallas, TX; and Redmond, WA in October.

2.	Opening New iPic Locations Domestically:
●	The Company currently operates 115 screens at 15 locations in nine states with the ultimate long-term goal of reaching 200 locations across the US.
●	iPic plans to open at least two new domestic locations in 2019.

3.	Pursuing International Growth Opportunities:
●	The Company is actively exploring the potential to expand the iPic® brand internationally through licensed and/or asset-light partnerships.
●	On November 6, 2018, iPic announced that it has been cleared to receive a license to operate theaters in The Kingdom of Saudi Arabia and should receive it once required final documents are processed. The Company also plans to open its first one-of-a-kind, world-class luxurious iPic® theater-and-restaurant location in Riyadh during 2019.
●	iPic believes the market in Saudi Arabia is large enough to support 25 to 30 iPic® locations within the next ten years and expects to expand to all parts of the country starting in Riyadh and Jeddah.

4.	Increasing Alternative Revenue Streams:
●	The Company plans to leverage its growing membership network as the brand expands and increases its market presence. On a trailing twelve-month basis, iPic’s members that have visited a location over the past year accounted for approximately 48% of revenue.
●	Other revenue rose 213% to $0.8 million from $0.3 million during the third quarter of 2018 and rose 122% to $2.5 million from $1.1 million on a year-to-date basis. The Company expects membership and sponsorship revenue to grow at a faster pace than food-and-beverage and theater revenues for the foreseeable future.

Conference Call

iPic will host a conference call today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing (201) 389-0878. A replay will be available after the call and can be accessed by dialing (412) 317-6671; the passcode is 13683397. The replay will be available until December 6, 2018.

The conference call will also be webcast live from the Company’s Investor Relations website at investors.ipictheaters.com. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

Key Financial Definitions

New store openings – Our ability to expand our business and reach new guests is influenced by the opening of additional iPic locations in both new and existing markets. The success of our new iPic locations is indicative of our brand appeal and the efficacy of our site selection and operating models.

Comparable-store sales – Comparable-store sales are a year-over-year comparison of sales at iPic locations open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. Our comparable iPics consisted of 13 and 15 iPics as of the end of the third quarter of 2017 and 2018, respectively. From period to period, comparable-store sales are generally impacted by attendance and average spend per person. Spend per person is, in turn, composed of pricing and sales-mix changes.

Store-level EBITDA – A non-GAAP measure, store-level EBITDA consists of total revenues less store-level expenses that include food-and beverage cost-of-goods sold, box-office-and-other-income costs-of-goods-sold, labor costs, occupancy expenses and other-operating expenses.

EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization.

Adjusted EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization, and which also excludes equity-based compensation expense, losses on the disposal of property and equipment, as well as certain non-recurring items that the Company does not believe directly reflect its core operations.

About iPic® Entertainment Inc.

Established in 2010 and headquartered in Boca Raton, FL, iPic® Entertainment is America’s premier luxury restaurant-and-theater brand. A pioneer of the dine-in theater concept, iPic® Entertainment’s mission is to provide visionary entertainment escapes, presenting high-quality, chef-driven culinary and mixology in architecturally unique destinations that include premium movie theaters and restaurants. iPic® Theaters offers guests two tiers of luxury leather seating, Premium Chaise lounge and Premium Plus pod or reclining seating options. iPic® Theaters currently operates 15 locations with 115 screens in Arizona, California, Florida, Illinois, Maryland, New Jersey, New York, Texas, and Washington and new locations planned for Florida, Georgia, Texas, California and Connecticut. For more information, visit www.iPic.com.

Forward-Looking Statements

This press release includes ’‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our financial outlook for the fourth quarter and full year 2018; our expectations with respect to the opening of new locations in the near and long term; our expectations with respect to capital expenditures and improvements to existing locations; our expectations with respect to international growth; and our ability to grow our membership network. Such forward-looking statements can be identified by the use of words such as ’’should,’‘ ’‘may,’’ ’‘intends,’’ ’‘anticipates,’’ ’‘believes,’’ ’‘estimates,’’ ’‘projects,’’ ’‘forecasts,’’ ’‘expects,’’ ’‘plans,’’ and ’‘proposes’’ or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about us, including risks related to the following: our inability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets, including international markets; our inability to optimize our theater circuit through new construction and transforming our existing theaters; competition from other theater chains and restaurants; our inability to operate profitably; our dependence on a small number of suppliers for motion picture products; our inability to manage fluctuations in attendance in the motion picture exhibition industry; our inability to address the increased use of alternative film delivery methods or other forms of entertainment; our ability to serve menu items that appeal to our guests and to avoid food safety problems; our inability to obtain sufficient capital to open up new units, to renovate existing units and to deploy strategic initiatives; our ability to address issues associated with entering into long-term non-cancelable leases; our inability to protect against security breaches of confidential guest information; our inability to manage our growth; our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; our inability to manage our substantial level of outstanding debt; our ability to continue as a going concern; our failure to meet any operational and financial performance guidance we provide to the public; our ability to compete and succeed in a highly competitive and evolving industry; we have identified a material weakness in our internal control over financial reporting which may result in our financial statements containing material misstatements or cause us to fail to meet our periodic reporting obligations and other factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Although the forward-looking statements in this press release are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

iPic Entertainment Inc.
Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$3,182	$10,505
Accounts receivable	3,421	5,313
Inventories	1,109	1,198
Prepaid expenses	1,551	3,423

Total current assets	9,263	20,439

Property and equipment, net	140,184	141,166
Deposits	243	218
Convertible note receivable	-	250

Total assets	$149,690	$162,073

Liabilities and Members’ Deficit
Accounts payable	$9,837	$11,759
Accrued expenses	2,158	2,709
Accrued interest	4,264	7,078
Accrued payroll	4,738	5,361
Accrued insurance	46	1,214
Taxes payable	1,233	1,232
Deferred revenue	4,335	8,144
Total current liabilities	26,611	37,497

Long-term debt – related party	176,562	142,603
Notes payable to related parties	-	50,242
Deferred rent	49,760	50,826
Accrued interest – long-term	710	5,130
Other long-term liabilities	1,325	-

Total liabilities	254,968	286,298

Commitments and Contingencies

Stockholders’ / Members’ Equity (Deficit)
Members’ deficit	-	(124,225)
Class A Common Stock; $0.0001 par value; 100,000,000 shares authorized; 7,112,974 issued and outstanding as of September 30, 2018	1	-
Class B Common Stock; $0.0001 par value; 25,000,000 shares authorized; 4,323,755 issued and outstanding as of September 30, 2018	-	-
Additional paid-in capital	(122,253)	-
Accumulated deficit	(9,853)	-
Total stockholders’ / members’ deficit attributable to iPic Entertainment Inc.	(132,105)	(124,225)

Non-controlling interests	26,827
Total stockholders’ / members’ deficit	(105,278)	(124,225)

Total Liabilities and Stockholders’ / members’ Deficit	$149,690	$162,073

iPic Entertainment Inc.
Unaudited Condensed Consolidated Statements of Operations

(In thousands, except data)

	Nine Months Ended		Three Months Ended
	September 30, 2018	June 30, 2017	September 30, 2018	June 30, 2017

Revenues
Food and beverage	$57,045	$55,270	$16,793	$17,569
Theater	46,933	45,550	14,160	14,770
Other	2,544	1,145	789	252
Total revenues	106,522	101,965	31,742	32,591

Operating expenses
Cost of food and beverage	15,275	15,154	4,557	4,847
Cost of theater	17,719	17,522	4,998	5,238
Operating payroll and benefits	29,254	28,480	9,657	9,574
Occupancy expenses	13,967	13,443	4,659	4,677
Other operating expenses	21,666	18,759	6,615	6,228
General and administrative expenses	13,616	11,061	4,256	4,424
Equity-based compensation	9,109	-	272	-
Depreciation and amortization expense	13,732	14,552	4,614	4,974
Pre-opening expenses	18	1,634	18	2
Impairment of property and equipment	-	3,332	-	-
Loss on abandonment of lease	1,839		-	-
Operating expenses	136,195	123,937	39,646	39,964

Operating loss	(29,673)	(21,972)	(7,904)	(7,373)

Other Expense
Interest expense, net	(12,715)	(11,918)	(4,203)	(4,135)
Total other income (expense)	(12,715)	(11,918)	(4,203)	(4,135)

Net loss before income tax expense	$(42,388)	$(33,890)	$(12,107)	$(11,508)

Income tax expense	65	65	22	22

Net loss	(42,453)	(33,955)	(12,129)	(11,530)
Less: Net loss attributable to non-controlling interests	(28,158)	-	(5,294)	-
Net loss attributable to iPic Entertainment’ Inc.	$(14,295)	$(33,955)	$(6,835)	$(11,530)

Net loss per Class A common share
Basic	$(3.09)		$(1.03)
Diluted	$(3.09)		$(1.03)

Weighted-average number of Class A common shares outstanding
Basic	3,189,884		6,664,405
Diluted	3,189,884		6,664,405

iPic Entertainment Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Cash used in operating activities	$(20,673)	$(11,670)

Cash flows from investing activities:
Purchases of property and equipment	(11,170)	(13,141)
Repayment of (investment in) convertible note receivable	250	(250)

Net cash used in investing activities	(10,920)	(13,391)

Cash flows from financing activities:
Members’ contributions	2,500	12,394
Proceeds from issuance of common stock sold in initial public offering, net of offering costs	12,325	-
Repayment of notes payable to related parties	(15,000)	(341)
Repayment of short-term borrowings	(1,738)	(1,327)
Borrowings on long-term debt – related party	26,183	13,550

Net cash provided by financing activities	24,270	24,276

Net (decrease) in cash and cash equivalents	(7,323)	(785)
Cash and cash equivalents at the beginning of period	10,505	4,653

Cash and cash equivalents at the end of period	$3,182	$3,868

Non-GAAP Financial Measures

$ Thousands

	Nine Months Ended		Three Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net loss	$(42,453)	$(33,955)	$(12,129)	$(11,530)
Plus:
Interest expense	12,715	11,918	4,203	4,135
Income tax expense	65	65	22	22
Depreciation and amortization expense	13,732	14,552	4,614	4,974
EBITDA	(15,941)	(7,420)	(3,290)	(2,399)

Plus:
Pre-opening expenses	18	1,634	18	2
Equity-based compensation	9,109	-	272	-
Impairment of property and equipment	-	3,332	-	-
Loss on abandonment of lease	1,839	-	-	-
Non-recurring charges	1,136	1,069	202	696
Adjusted EBITDA	(3,839)	(1,385)	(2,798)	(1,701)

Plus:
General and administrative expense	13,616	11,061	4,256	4,424
Store-Level EBITDA	9,777	9,676	1,458	2,723

Non-GAAP Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA and Store-Level EBITDA are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” We define these terms as follows:

●	“EBITDA” means, for any reporting period, net loss before interest, taxes, depreciation, and amortization.
●	“Adjusted EBITDA” is a supplemental measure of our performance and is also the basis for performance evaluation under our executive compensation programs. Adjusted EBITDA is defined as EBITDA adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, equity-based compensation expense, pre-opening expenses, other income and loss on disposal of property and equipment, impairment of property and equipment as well as certain non-recurring charges. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to our ongoing business performance.
●	“Store-Level EBITDA” is a supplemental measure of our performance which we believe provides management and investors with additional information to measure the performance of our locations, individually and as an entirety. Store-Level EBITDA is defined by us as EBITDA adjusted for pre-opening expenses, other income, loss on disposal of property and equipment, impairment of property and equipment, non-recurring charges, and general and administrative expense. We use Store-Level EBITDA to measure operating performance and returns from opening new stores. We believe that Store-Level EBITDA is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store-level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store-Level EBITDA is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency and performance, and we use Store-Level EBITDA as a means of evaluating store financial performance compared with our competitors.

You are encouraged to evaluate the adjustments we have made to GAAP financial measures and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Store-Level EBITDA, you should be aware that in the future we may incur income and expenses that are the same as or similar to some of the adjustments used to calculate the non-GAAP financial measures contained in this press release.

EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our board of directors to assess our financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Store-Level EBITDA is utilized to measure the performance of our locations, both individually and in entirety.

EBITDA, Adjusted EBITDA and Store-Level EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA and Store-Level EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, iPic openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

# # #

Investor Relations:

ICR

Raphael Gross

Melissa Calandruccio, CFA

iPicIR@icrinc.com

646-277-1273

Media Relations:

The Gab Group for iPic® Entertainment Corporate

Michelle Soudry

msoudry@thegabgroup.com

561-750-3500

Jonesworks

Stephanie Jones/Michelle Bower

ipic@jonesworks.com
212-839-0111